Exhibit 99.1

EPAM Reports Results for Fourth Quarter and Full Year 2014

Fourth Quarter revenue increased 28.3% year-over-year and 4.9% sequentially
Annual revenues of $730.0 million, up 31.5% year-over-year
Non-GAAP net income grew more than 32.7% for the fourth quarter year-over-year and 38.0% for the full year
Newtown, PA - February 25, 2015 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of complex software engineering solutions and a leader in delivery capacity distributed across Central and Eastern Europe, today announced results for its fourth quarter and year ended December 31, 2014.
Fourth Quarter 2014 Highlights

•	Revenues increased to a record $202.2 million, up 28.3% year-over-year, and 4.9% sequentially;

•	In constant currency, revenue was up 36.7% year over year and 9% sequentially;

•	GAAP income from operations was $24.0 million, an increase of 3.5% compared to $23.2 million in the fourth quarter of 2013;

•	Non-GAAP income from operations was $36.2 million, an increase of $8.8 million, or 32.2%, from $27.4 million in the fourth quarter of 2013;

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.37, down from $0.38 in the year-ago quarter;

•	Non-GAAP quarterly diluted EPS was $0.62, up 29.2% from $0.48 in the year-ago quarter.

EPAM generated cash from operations of $48.7 million in the fourth quarter of 2014, an increase of $2.3 million generated over the fourth quarter of 2013.
Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this press release.
“2014 was another successful year of transforming EPAM from being a pure software engineering outsourcing firm into a solution provider with well-balanced capabilities ranging from digital strategy to managed services, and doing that while maintaining our traditionally strong focus on the engineering quality of our deliverables. We are glad to have achieved this transformation despite a number of challenges we faced in 2014 - some expected as we transition into a more mature company and some very much outside of our control,” said Arkadiy Dobkin, CEO and President of EPAM. “We are confident that we are on the correct path, as demonstrated by our over 30% revenue growth and by EPAM reaching the $200 million quarterly revenue mark for the first time in our history.”
Full Year 2014 Highlights

•	Revenues increased 31.5% to a record $730.0 million, up from $555.1 million in 2013;

•	In constant currency, revenue was up 34.2% year over year;

•	GAAP income from operations for 2014 was $86.2 million, an increase of 12.7% over 2013;

•	Non-GAAP income from operations was $123.1 million, an increase of 34.1% compared to $91.8 million in 2013;

•	Diluted EPS on a GAAP basis was $1.40, compared to $1.28 in the previous year;

•	Non-GAAP diluted EPS was $2.22, compared to $1.66 in 2013.
For the full year 2014, EPAM generated operating cash flow of $104.9 million. As of December 31, 2014 EPAM had cash and cash equivalents of $220.5 million.
Corporate Highlights

•	EPAM ranked #3 on Forbes' 2014 List of America's Best Small Companies, scores #1 Among Technology Companies

•	EPAM won Best Agile Category at the 2014 European Software Testing Awards

•	EPAM won Most Transformative Branch Experience Award in the Citi Mobile Challenge

“As we turn our attention to 2015, we face another year of challenges, and feel that EPAM is very well positioned to continue its transformation to support its growth and expansion,” continued Mr. Dobkin.

Full Year and First Quarter 2015 Outlook
Based on current conditions, EPAM expects year-over-year revenue growth to be 21%-23%. Non-GAAP net income growth for 2015 is expected to be in the range of 20% to 22% year-over-year, with an effective tax rate of approximately 20%. The full year weighted average share count is expected to be just approximately 51 million diluted shares outstanding.
For the first quarter of 2015, EPAM expects revenues between $196 million and $198 million, representing a growth rate of 22% to 23% over first quarter 2014 revenues. First quarter 2015 non-GAAP diluted EPS is expected to be in the range of $0.54 to $0.55 based on an estimated first quarter 2015 weighted average of 50.7 million diluted shares. GAAP diluted EPS is expected to be in the range of $0.34 to $0.35.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 26, 2015 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (international) or 1-201-689-8560 (domestic). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (international) or 1-858-384-5517 (domestic). The passcode for the replay is 13600522. The telephonic replay will be available until March 12, 2015. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM serves clients worldwide utilizing its award-winning global delivery platform and its locations in 19 countries across North America, Europe, Asia and Australia. EPAM was ranked #6 in 2013 America's 25 Fastest-Growing Tech Companies, and #3 in 2014 America's Best Small Companies lists by Forbes Magazine.
For more information, please visit http://www.epam.com.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM's consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$202,184	$157,585	$730,027	$555,117
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	121,465	97,627	456,530	347,650
Selling, general and administrative expenses	49,761	32,980	163,666	116,497
Depreciation and amortization expense	2,833	3,743	17,483	15,120
Goodwill impairment loss	2,241	—	2,241	—
Other operating expenses/(income), net	1,869	43	3,924	(643)
Income from operations	24,015	23,192	86,183	76,493
Interest and other income, net	1,368	832	4,769	3,077
Change in fair value of contingent consideration	(1,924)	—	(1,924)	—
Foreign exchange income/(loss)	1,123	(712)	(2,075)	(2,800)
Income before provision for income taxes	24,582	23,312	86,953	76,770
Provision for income taxes	6,159	4,553	17,312	14,776
Net income	$18,423	$18,759	$69,641	$61,994
Foreign currency translation adjustments	(11,308)	(398)	(20,251)	(811)
Comprehensive income	$7,115	$18,361	$49,390	$61,183

Net income per share:
Basic	$0.39	$0.40	$1.48	$1.35
Diluted	$0.37	$0.38	$1.40	$1.28
Shares used in calculation of net income per share:
Basic	47,620	46,532	47,189	45,754
Diluted	50,339	49,066	49,723	48,358

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of December 31, 2014	As of December 31, 2013
Assets
Current assets
Cash and cash equivalents	$220,534	$169,207
Accounts receivable, net of allowance of $2,181 and $1,800, respectively	124,483	95,431
Unbilled revenues	55,851	43,108
Prepaid and other current assets	9,289	14,355
Employee loans, net of allowance of $0 and $0, respectively, current	2,434	1,989
Time deposits	—	1,188
Restricted cash, current	—	298
Deferred tax assets, current	2,496	5,392
Total current assets	415,087	330,968
Property and equipment, net	55,134	53,315
Restricted cash, long-term	156	225
Employee loans, net of allowance of $0 and $0, respectively, long-term	4,081	4,401
Intangible assets, net	47,689	13,734
Goodwill	57,417	22,268
Deferred tax assets, long-term	11,094	4,557
Other long-term assets	3,368	3,409
Total assets	$594,026	$432,877

Liabilities
Current liabilities
Accounts payable	$4,641	$2,835
Accrued expenses and other liabilities	32,203	20,175
Deferred revenue, current	3,220	4,543
Due to employees	24,518	12,665
Taxes payable	24,704	14,171
Contingent consideration, current	35,524	—
Deferred tax liabilities, current	603	275
Total current liabilities	125,413	54,664
Deferred revenue, long-term	—	533
Taxes payable, long-term	—	1,228
Deferred tax liabilities, long-term	4,563	351
Total liabilities	129,976	56,776
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 48,748,298 and 47,569,463 shares issued, 48,303,811 and 46,614,916 shares outstanding at December 31, 2014 and December 31, 2013, respectively	48	46
Additional paid-in capital	229,501	195,585
Retained earnings	260,598	190,986
Treasury stock	(4,043)	(8,684)
Accumulated other comprehensive loss	(22,054)	(1,832)
Total stockholders’ equity	464,050	376,101
Total liabilities and stockholders’ equity	$594,026	$432,877
EPAM SYSTEMS, INC. AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three months ended December 31, 2014			Year ended December 31, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$121,465	$(2,257)	$119,208	$456,530	$(8,648)	$447,882
Selling, general and administrative expenses(2)	$49,761	$(5,863)	$43,898	$163,666	$(16,876)	$146,790
Income from operations(3)	$24,015	$12,175	$36,190	$86,183	$36,959	$123,142
Operating margin	11.9%	6.0%	17.9%	11.8%	5.1%	16.9%
Net income(4)	$18,423	$12,976	$31,399	$69,641	$40,958	$110,599
Diluted earnings per share(5)	$0.37		$0.62	$1.40		$2.22

	Three months ended December 31, 2013			Year ended December 31, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$97,627	$(1,467)	$96,160	$347,650	$(4,823)	$342,827
Selling, general and administrative expenses(2)	$32,980	$(2,062)	$30,918	$116,497	$(8,545)	$107,952
Income from operations(3)	$23,192	$4,188	$27,380	$76,493	$15,346	$91,839
Operating margin	14.7%	2.7%	17.4%	13.8%	2.7%	16.5%
Net income(4)	$18,759	$4,900	$23,659	$61,994	$18,146	$80,140
Diluted earnings per share (5)	$0.38		$0.48	$1.28		$1.66

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Stock-based compensation expense	$5,839	$1,892	$15,972	$8,327
Acquisition-related costs	24	170	904	218
Total adjustments to GAAP selling, general and administrative expenses	$5,863	$2,062	$16,876	$8,545

(3)	Adjustments to GAAP income from operations:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Stock-based compensation expense	$8,096	$3,359	$24,620	$13,150
reported within cost of revenues	2,257	1,467	8,648	4,823
reported within selling, general and administrative expenses	5,839	1,892	15,972	8,327
Acquisition-related costs	24	170	904	218
Amortization of purchased intangible assets	(31)	659	5,349	2,785
Goodwill impairment loss	2,241	—	2,241	—
One-time charges	1,845	—	3,845	(807)
Total adjustments to GAAP income from operations	$12,175	$4,188	$36,959	$15,346

(4)	Adjustments to GAAP net income:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Stock-based compensation expense	$8,096	$3,359	$24,620	$13,150
reported within cost of revenues	2,257	1,467	8,648	4,823
reported within selling, general and administrative expenses	5,839	1,892	15,972	8,327
Acquisition-related costs	24	170	904	218
Amortization of purchased intangible assets	(31)	659	5,349	2,785
Goodwill impairment loss	2,241	—	2,241	—
Change in fair value of contingent consideration	1,924	—	1,924	—
One-time charges	1,845	—	3,845	(807)
Foreign exchange loss/ (gain)	(1,123)	712	2,075	2,800
Total adjustments to GAAP net income	$12,976	$4,900	$40,958	$18,146

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and year ended December 31, 2014 and 2013.